Exhibit 10.12

Employment Agreement

This Agreement is entered into as of the date executed, (but with an effective date of 01 June, 2021), by and between Security Matters Ltd., Israeli company number 51-512577-1 of Ketura, Israel (“Company”) and Haggai Alon, Israeli ID number 025599838 of Naan, Israel (“Employee”). Each a “Party” and, together, the “Parties”.

Whereas Employee offered its services to Company and Company desires to engage Employee;

NOW THEREFORE, the parties hereto hereby declare and agree as follows:

1.	Position

1.1

Company has engaged Employee in the position described in Annex A since October 2018 and desires to restate the terms of engagement of Employee in this Agreement. The responsibilities include those stipulated in the list in Annex A, as may be amended from time to time by the Company.

1.2

During the term of this Agreement, Employee shall devote Employee’s full time and attention to the business of Company and each related body corporate thereof (together, “Group”) and perform Employee’s duties diligently and in furtherance of the Group’s best interest. Employee will not be entitled to receive consideration from any client of the Group other than with the prior written approval of the ultimate parent (“Parent”) of Company (“Board”). In addition, Employee shall not be entitled to work in any other place without approval of Company unless otherwise specified in the annex hereto.

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Employee	Company
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1.3	Employee shall be subject to the Group policies relevant to it, as published from time to time and as updated by the Board from time to time.

1.4

Employee is aware of the fact that Employee’s engagement by Company may involve domestic and international travel and may require him to work outside the regular place of work from time to time for short durations.

2.	Confidential Information, Invention Assignment, Competition and Solicitation

2.1

Without derogating from any right of Company under law, Employee hereby acknowledges and represents to have read and understood, and covenant to the Group to comply with, the confidential information, invention assignment, non-competition and non-solicitation and other undertakings as attached hereto as Annex B, which constitutes an integral part of this Agreement.

2.2

Employee shall use the facilities of the Group and its assets only for the furtherance of Employee’s obligation under this Agreement and pursuant to the Group’s policies, directives and procedures (“Charters”) as such shall be set from time to time. Private use of the Group’s computer, communication or media, including computers, e-mail etc. (such media means supplied to Employee by the Group, “Media”) shall not be made except pursuant to the Group’s Charters and at a reasonable volume. Employee acknowledges that any data transferred through or stored at the Media is deemed property of the Group and Employee hereby irrevocably grants the Group full permission to review the Media at any time, including such Media that has been used by Employee for private uses and including reading of any email correspondence, WhatsApp messages, visual media, SMS’s etc. Employee shall promptly, upon first request of the Board, furnish the Group with all data required for such review, including passwords.

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Employee	Company
8/16/2021	8/26/2021

Only if a relevant government security agency client so demands (whether specifically as to the employee or a general demand to all employees working on such project), Employee covenants to pass, per request of the Board, a security check or other credibility test, including by a third party, including polygraph, which results will be admissible for any use in a case between Employee and Company.

Upon termination of employment, or at any other time at the Board’s full discretion, the Group may block access of Employee to any Media, designate any Media mean to any other employee or officer or direct any correspondence, to ensure continuation of work or for any other purpose. Any such action shall not be deemed any decision or act regarding continuation of employment (or be deemed dismissal or deterioration of work terms) and may be reversed at any time by the Group.

Employee represents as to the actions described in this section that Employee will not raise any claim of privacy or interference with human honor and dignity, and Company represents that if there is any interference, it will be for a proper purpose of protecting interest of the Group and in a manner that is not more than required.

2.3

Access Restriction - Employee shall manage, maintain and backup all databases within Employee’s responsibility and shall not use Employee’s rights of access to databases forprivate uses, including access to restrictive or private data as to Employee or any other person or entity.

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Employee	Company
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2.4

Respect of Other’s IP- Employee shall not, in the providing of services to the Group infringe on intellectual rights of any third parties and shall immediately bring to the Group’s any suspected infringement on the Group’s intellectual property rights and any suspected infringement of any company within the Group on intellectual property rights of others.

2.5

Employee acknowledges that the remuneration and other terms of engagement include compensation for Employee’s obligations pursuant to this §2 as detailed in Annex A. Employee agrees that any breach of this §2 or the annex hereto will cause irreparable damage to Company and any company within the Group (who shall be deemed a third party beneficiary under this Agreement) and that in the event of such breach, each of such shall have, in addition to any and all other remedies at law, the right to obtain an injunction, preliminary or otherwise, in order to prevent Employee from breaching this §2, all without the requirement to post any security for expenses.

3.	Terms of Engagement of Employee by Company

Engagement of Employee with Company shall commence at the date stipulated in Annex A hereto and shall be at the conditions stipulated in Annex A

4.	Prevention of Sexual Harassment

The Group sees violations of the Law for Prevention of Sexual Harassment-1998 in a severe light. Employee acknowledges being informed of the Group’s policy regarding sexual harassment, including the existence of Group guidelines for the prevention of sexual harassment that may be received at any time from the person in charge of enforcing such law within the Group.

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Employee	Company
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5.	Miscellaneous

5.1

Agreement constitutes the entire understanding and agreement between the Parties and supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof and relating to the employment relations between the Parties. Any prior agreement between the Parties, which relates to employment relations, is hereby canceled without either party having any rights under it. Nothing in this provision shall derogate from any right of Company under any of proprietary information, invention assignment, non-competition or non-solicitation undertaking.

5.2

Each Party represents and warrants to the other Party that the execution of this Agreement and the fulfillment of its terms (i) does not constitute a breach of, or conflict with, any agreement to which such Party is a party, or other undertaking by which it is bound, and (ii) does not require the consent of any person or entity.

5.3

Any amendment or modification of this Agreement shall be in a writing specifically referring to this Agreement and duly executed by both parties. This Agreement replaces all prior employment agreement of Employee with any Group company, other than the obligations of confidentiality and non-compete, which are supplemented by this Agreement.

5.4

Personal Contract. Employee is an employee of the Company. This Agreement is a personal agreement and thus, suject to applicable law, no collective bargaining agreement shall apply, excluding collective bargaining agreements that apply to all employees in the market.

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Employee	Company
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5.5

Taxes. The Group may deduct tax at source. Each of the Parties shall timely file any report required by the tax authorities and shall furnish the other Party with any document reasonably required to transfer to the tax authorities. If a relevant Group company did not deduct any amount and will be later required to remit funds to a relevant taxation authority the Group company may deduct it at any stage in the future or demand Employee to pay it in any other manner.

5.6	This Agreement is for the benefit of the Parties and any Group company, including their heirs and assigns, and shall not vest any right with any third party.

5.7

The laws of the State of Israel shall exclusively govern this Agreement and the competent courts of Tel Aviv shall have sole and exclusive jurisdiction in any matter arising out of or relating to this Agreement other than matters that relate to Australian law, or the rules of a relevant financial market, in which case, those provisions shall be interpreted in accordance with the laws of the State of Victoria and the laws of the Commonwealth of Australia, in particular the Corporations Act 2001 (Cth) insofar as as Security Matters Limited (ASX:SMX) is the Parent.

5.8

No waiver of any right under this Agreement shall be deemed effective unless in a writing signed by the Party charged with such waiver, and no waiver of any right shall be deemed to be a waiver of any future right or any other right arising under this Agreement.

5.9

The Preamble and Annexes to this Agreement constitute an integral part thereof. Headings are included for reference purpose only and are not to be used in interpreting this Agreement. The word “including” shall mean including without limitation. In any contradiction between this Agreement and Annex B, Annex B shall govern. In any contradiction between (i) this Agreement and Annex B; and (ii) Annex A; Annex A shall govern.

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Employee	Company
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5.10

Announcements and Insiders Trading. Company is a member of the Group, and a wholly owned subsidiary of Parent, an Australian public company traded on the Australian Stock Exchange) and is thus subject to certain public disclosures obligation, including the ASX Listing Rules. Employee hereby consents to disclosures required by Chapter 3 of the ASX Listing Rules. Employee is aware that in the consummation of this Agreement Employee may be exposed to inside information or other confidential data of the Group and hereby covenants not to disclose such data or use it for trading in securities of the any publicly traded company within the Group by Employee or any other person.

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Employee	Company
8/16/2021	8/26/2021

Annex A — Terms of Engagement

Annex A dated 15 August 2021, to that certain agreement (“Agreement”) entered into as of the date executed, (but with an effective date of 01 June, 2021), by and between Security Matters Ltd., Israeli company number 51-512577-1 of Ketura, Israel (“Company”) and Haggai Alon, Israeli ID number 025599838 of Naan, Israel (“Employee”).

This document is also a notice of terms of employment as required under law.

1.	Appointment and Position -

1.1

Employee will provide his services to Company as CEO and shall supply services also to other members of the Group, under the terms of the attached Annex Al. Employee will report to the Board—a position that requires a special measure of personal trust, with all that is implied.

1.2	Employee is employed on full time basis as an employee of Company.

1.3	An ordinary working week of work of Employee shall be 8.36 hours a day for 5 days and the weekly rest day of Employee shall be Saturday.

1.4

It is expressly agreed that the salary of Employee includes payment for overtime which is required of Employee because the position of Employee in Company is a position that requires a special degree of personal confidence, conditions of employment of Employee and the circumstances do not allow Company in some cases to control the working hours.

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Employee	Company
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2.	Remuneration-

2.1

As consideration for the work of Employee and other obligations of Employee hereunder Company will pay Employee a gross monthly salary (“Base Salary”), in the amount of ILS 40,000 per month. The Base Salary includes a global payment for an average of 60 extra hours every month, but Company will not be required to pay for any additional hours.

Employee will be entitled to educational fund (Keren Hishtalmut) at the rate of 7.5% of the amount stipulated in this §2.1 up to the annual cap for educational fund as set by the income tax regulations.

2.2	Company will deduct from the Base Salary (and any other payment made to Employee) all deductions for all applicable taxes and withholdings required under law or this Agreement.

2.3

At each January 1st while employee is employed, Employee will be entitled to a retention bonus in cash equal to two times the Base Salary, which shall be considered as part of Employee’s annual renumeration.

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Employee	Company
8/16/2021	8/26/2021

2.4

In addition to §2.3 above, subject to meeting individual and Company goals, which will be determined by Company annually (initially agreed between the Chairman of the Board and Employee) and approved by the Board, Employee will be entitled to an annual bonus in the amount of up to one Base Salary (at Company discretion (“Annual Bonus”). Company will deduct all taxes and mandatory payments required by Company and Employee, including income tax, social security, health tax, etc., from the Annual Bonus amount to be paid to Employee. The above bonus shall not apply towards calculation of social benefit rights.

2.5	Subject to Board approval and the Parent’s shareholder approval under Chapter 2E of the Corporations Act and ASX Listing Rule 10.11 or 10.14 (as relevant):

Employee shall receive 500,000 options (in accordance with Parent’s 2017 ESOP and subject to execution of an option agreement) to be issued ordinary shares of Parent at a strike price equal to AUD 0.70. The options (which are not subject to any locking mechanism) shall vest as follows: If following the execution of this Agreement and while Employee is engaged by the Group, the Parent raises an aggregated amount of at least USD 10 million in one raise (including by way of a merger with a company with such amount in its treasury) (“Trigger Event”) 80% of the options will become vested. If an amount of USD 20 million or more is raised in one raise (“Double Trigger Event”) all options will become vested. Employee acknowledges that Employee may be required to execute additional documents in compliance with the applicable laws and regulations.

Upon closing of the Trigger Event, (i) the Base Salary shall be increased to ILS 50,000 per month; (ii) Employee shall be entitled to a one-time bonus at a cost to Company of an amount of 1.5% of the amount raised (or amount in the treasury of the merged company); and (iii) the Monthly Limit of the Car expenses shall be increased to ILS 4,000.

Upon closing of a Double Trigger Event, (i) the Base Salary shall be increased to ILS 65,000 per month; (ii) Employee shall be entitled to a one-time bonus at a cost to Company of an amount of 1% of the amount raised (or amount in the treasury of the merged company) instead of 1.5%; (iii) the annual bonus under §2.4 above shall be up to two Base Salaries; and (iv) the Monthly Limit of the Car shall be increased to ILS 5,000.

Employee is only entitled to be paid under this §2.5 once, either when the Trigger Event occurs or when the Double Trigger Event occurs, but not for both collectively.

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Employee	Company
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בכפוף לאישור דירקטוריון חברת האם של החברה ואישור אסיפת בעלי המניות שלו ואישור תחת פרק 2ה של Corporations Act and ASX Listing Rule 10.11 or 10.14 (ככל הנדרש):

יקבל העובד 500,000 אופציות (על פי תנאי תוכנית האופציות משנת 2017 של חברת האם ובכפוף לחתימת הסכם אופציות) להקצאת מניות חברת האם לפי מחיר השווה ל-70 סנט אוסטרלי. האופציות (שאינן כפופות לכל מנגנון נעילה) יבשילו בהתקיים התנאי הבא: אם לאחר מועד החתימה על הסכם זה ובמהלך תקופת העסקת העובד בחברה תגייס החברה האם של החברה סכום כולל של 10 מיליון דולר אמריקאי בגיוס אחד (לרבות בדרך של מיזוג עם חברה בעלת סכום דומה בקופתה) ("**אירוע מחולל**"), יהפכו 80% מהאופציות לניתנות למימוש בכפוף לתנאי השני. אם תגייס החברה סכום של לפחות 20 מיליון בגיוס אחד ("**אירוע מחולל כפול**") מלוא האופציות ייהפכו לניתנות למימוש. העובד מצהיר בזאת כי ידוע לו שייתכן ויהיה עליו לחתום על מסמכים נוספים בכדי לעמוד בדרישות החוק והרגולציה.

בקלוזינג של אירוע מחולל, (א) משכורת הבסיס תועלה ל50,000 ₪ לחודש; (ב) העובד יהיה זכאי לבונוס בעלות מעסיק בגובה 1.5% מהסכום שגויס (או שנמצא בקופת החברה המתמזגת); וגם (ג) סכום המגבלה החודשית של הרכב יועלה ל4,000 ש"ח.

בקלוזינג של אירוע מחולל כפול, (א) משכורת הבסיס תועלה ל65,000 ₪ לחודש; (ב) העובד יהיה זכאי

בקלוזינג של אירוע מחולל, (א) משכורת הבסיס תועלה ל50,000 ₪ לחודש; (ב) העובד יהיה זכאי לבונוס בעלות מעסיק בגובה 1.5% מהסכום שגויס (או שנמצא בקופת החברה המתמזגת); וגם (ג) סכום המגבלה החודשית של הרכב יועלה ל4,000 ש"ח.

בקלוזינג של אירוע מחולל כפול, (א) משכורת הבסיס תועלה ל65,000 ₪ לחודש; (ב) העובד יהיה זכאי לבונוס בעלות מעסיק בגובה 1% מהסכום שגויס (או שנמצא בקופת החברה המתמזגת) במקום 1.5%;

(ג) הבונוס השנתי על פי סעיף 2.4 מעלה יועלה לעד שתי משכורות בסיס; וגם (ד) סכום המגבלה החודשית של הרכב יועלה ל5,000 ש"ח.

3.

Company shall provide Employee with a leased car in full operational lease (“Car”), provided that the monthly costs with respect to the Car, including the monthly lease shall not exceed ILS 3,000 (“Monthly Limit”). Any and all expenses incurred in connection with the leasing or use of the Car that exceeds the Monthly Limit shall be borne and paid by Employee, and Employee shall promptly reimburse Company to the extent it incurs any such costs. Company shall bear (above the Monthly Limit) the tax usage value incurred in connection with the Car, as shall be in effect from time to time and all ancillary expenses of the Car, including fuel and toll roads. The Car shall be in lieu of any payment or reimbursement entitlement that Employee may otherwise have had in respect of commuting/transportation costs. In the event that this Agreement is terminated, Employee shall not be charged or bear any early termination fine that may apply related to the early termination of the Car leasing agreement with the car leasing company. Employee shall return the vehicle to Company upon the cessation of employment with Company for any reason at the end of the prior notice period. Employee shall not in any circumstances have any lien over the Car. Any expenses, payments or other benefits that are made in connection with the Car shall not be regarded as part of the Salary, for any purpose or matter. Employee hereby irrevocably authorizes Company to set off and deduct all amounts

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Employee	Company
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that may be owed to Company by Employee under this section against any and all amounts due to Employee from Company under this Agreement, subject to prior written notice to Employee of at least seven days, and subject to applicable law. Employee shall take good care of the Car and ensure that the provisions and requirements of the insurance policy relating to the Car, the provisions of the leasing agreement with respect to the Car and

Company’s rules relating to leased vehicles (as may be in place, from time to time) are strictly, lawfully and carefully observed.

4.

Employee shall be entitled to Annual Leave as set by law, but not less than 28 days per annum. The dates and times of the leave shall be coordinated in advance with Company. Any accrued vacation days shall not be cancelled at the end of a year and may be redeemed in cash by Employee at any time in whole or in part.

5.	Employee shall be entitled to Sick Leave and Recuperation Days as set by law.

6.	Application of Section 14 (“Section 14”) of the Severance Pay Law, 1963

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Employee	Company
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6.1

It is hereby specifically agreed that upon termination of employment, Company shall release to the Employee all amounts accrued in the pension and severance pay funds, as the case shall be, on account of both Company’s and Employee’s contributions, including in similar funds outside of Israel. All, in accordance with the General Permit promulgated by the Minister of Labor on June 30, 1999 (“Permit”)’ pursuant to Article 14 of the Severance Pay Law. Employee hereby acknowledges that the amounts contributed by Company for severance payment in any manner shall be deemed to be made instead of the severance payments to which Employee may be entitled under the provisions of the Severance Pay Law, and shall constitute a full and complete payment thereof.

6.2

Company hereby waives any entitlement and/or right for reimbursement with respect to the Severance Payment and acknowledges, that upon termination of Employee’s employment in Company, including inter alia, in the event of Employee’s resignation, Company shall release the Severance Payment and shall transfer them to Employee, except in the event that: (i) Company terminated Employee’s engagement due to circumstances under which Employee’s entitlement for severance payment is denied pursuant to Articles 16 or 17 of the Severance Pay Law; or (ii) Employee already withdrawn funds from the fund and not because of an “Entitling Event” under section 2(b) of the Permit.

7.	Payment for the obligations in Annex B and Annex C

A third of any payment or other consideration under this Agreement is remuneration for the non-Competition of Employee as described in Annex B and Annex C.

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Employee	Company
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8.	Term -

Subject to any limitation under applicable law: Engagement of Employee by Company shall be as of October 15, 2018 and the prior notice for termination by Company or Employee will be 180 days, but thereafter employee shall be entitled to salary and other terms for an additional 9 months, in which Employee shall not be required to work and may commence working in another location, subject to the terms of Annex B. Reduction of Employee’s responsibilities or powers as a CEO in Company or any of its subsidiaries will enable Employee to see it as notice of termination of Employment by Company. Due to lower (or no) payment for Employee’s positions in the group of corporations affiliated with Company, in case of termination of employment, Employee shall be entitled to a retirement bonus in the amount of ILS 780,000, subject to any relevant provision of the Australian Corporation Act 2001 (Cth) including section 200A and section 200B.

9.	Restriction to hold shares of a public company

Employee may not hold more than 5% of a publicly traded company that may be a competitor of Company, unless first receiving approval of the Board.

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Employee	Company
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Annex Al

1.	Matters relating to Security Matters Limited (ASX:SMX) (“SMX”)

1.1	Director duties and corporate governance

The Board of SMX (in this Annex Al, “Board”) acts on behalf of its shareholder/s and is accountable to its shareholder/s for the overall direction, management and corporate governance of SMX and its subsidiaries (“Group”).

During the period of your appointment, you are required to comply with all of SMX Board and applicable committee charters, policies, codes and procedures as then in force, as well as such other requirements or policies as the Board may specify (Corporate Governance Policies). Any new policies or amendments to these policies will be provided to you.

In addition, Directors must carry out their duties in accordance with all legal requirements and generally accepted standards of good corporate governance.

You will also be required to undertake any special duties or arrangements, having regard to your particular skills and experience, as you agree with the Chairman or Board of SMX.

By accepting this appointment you are confirming that you are able to allocate sufficient time to meet the expectations of your role.

1.2	Powers of directors

During your term as Director and subject to the Constitution of SMX, you acknowledge that the business of SMX is to be managed by or under the direction of the Board in accordance with the law and the Corporate Governance Policies.

1.3	Policies, practices and procedures

You are required to observe and comply with any written policy, practice or procedure of the Company. However, nothing in the SMX’s policies, practices or procedures give rise to a legal right enforceable by you and they do not form part of your contract of employment.

1.4	Duty to Security Matters Limited

You agree to:

(a)	comply with all lawful and reasonable directions given you by the Board and any person duly authorised by the Board;

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Employee	Company
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(b)

subject to any written consent by SMX and except in the case of absence by reason of illness or incapacity or while on leave in accordance with this agreement, devote the whole of your time, attention and abilities exclusively to the business of the Group during normal business hours and such other hours as are necessary for you to perform your duties in a satisfactory manner;

(c)	use your best endeavours to promote and enhance the interests, welfare, business, profitability, growth and reputation of the Group;

(d)	act in the best interests of the Group and not intentionally do anything which is or may be harmful to the Group;

(e)	perform your duties and responsibilities in a proper and efficient manner;

(f)

promptly report to the Board or such person as the Board may from time to time determine, all information and explanations as it may require in connection with matters relating to your employment or the business of the Group; and

(g)	not act, or be seen to be acting, in conflict with the best interests of the Group.

1.5	Conflict with the Corporations Act and ASX Listing Rules

While SMX is an Australian registered company and the parent of the Company, any matter in this employment agreement that conflicts with the Corporations Act 2001 (Cth) is to be read down so that it no longer conflicts or the requirements of the Corporations Act 2001 (Cth) supersede any conflicting provision of this Agreement.

While SMX is listed on the Australian Stock Exchange, and is the parent of the Company, any matter in this employment agreement that conflicts with the ASX Listing Rules is to be read down so that it no longer conflicts or the requirements of the ASX Listing Rules supersede any conflicting provision of this Agreement.

2

Employee	Company
8/16/2021	8/26/2021

Annex B- Proprietary Information, Invention Assignment, non-Competition and non-Solicitation Undertaking

Annex B dated 15 August, 2021, to that certain agreement (“Agreement”) entered into as of the date executed, (but with an effective date of 01 June, 2021), by and between Security Matters Ltd., Israeli company number 51-512577-1 of Ketura, Israel (“Company”) and Haggai Alon, Israeli ID number 025599838 of Naan, Israel (“Employee”). In this Annex B, the term “Company” shall mean Security Matters Ltd. Israeli company number 51-512577-6, Security Matters Limited, Australian company number 626 192 998, and any corporation in which any of which holds (directly or indirectly) shares. In this Annex B, if Employee will hold equity in Company, Employee’s engagement with the Company shall be deemed to exist as long as Employee holds equity in Company.

WHEREAS, Company and each of its current or future parent companies, subsidiaries, affiliates, successors or assigns conduct business that includes, without limitation, using a hidden chemical-based `barcode’ to permanently and irrevocably `mark’ any object, be it solid, liquid or gas, whereas the `barcode’ may be read using a unique `reader’ to access the corresponding stored data, recorded and protected using blockchain and other digital technology (including blockchain, architecture, user interface and ledger, whether in general or for circular economy, closed loop and sustainability, and those that are designed to withhold circular economy data, including economic methods and measuring methods, marking method on the matter of transformation from carbon credit to plastic credit, plastic certification and trading of plastic credit and plastic recycled commodity on blockchain) (“SMX Technology”);

It was agreed as follows:

Employee	Company
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1.	Confidentiality

1.1

Employee acknowledges and agrees that Employee may have access to confidential and proprietary information concerning the business and financial activities of Company and information and technology from Company’s product research and development, including without limitation, Company’s banking, investments, investors, properties, employees (including terms of employment), marketing plans, customers, suppliers, trade secrets, test results, processes, data, know-how, improvements, inventions, techniques and products (actual or planned). Such information, whether written, oral or in any medium or form (including any confidential or proprietary information received from third parties under Company’s obligation to maintain the confidentiality of such information), shall be referred to as (“Proprietary Information”).

Notwithstanding anything to the contrary, any intellectual property rights related to the SMX Technology (including any deliverable, including any presentation, working document, scientific analysis, lab report, test results, business model, chosen materials, blockchain system architecture or any other architecture, software and code) or any other integrated solutions for marking, reading, authenticating and tracking and tracing of raw materials mediums (e.g. solids, liquids or gases) and the use of proprietary blockchain technology for the storage and subsequent recall of embedded marker readings, or other technology of Company, shall be exclusively owned by Company and deemed Confidential Information of Company.

1.2

Proprietary Information shall NOT include information that (i) shall have become a part of the public knowledge except as a result of Employee’s breach of this Agreement; or (ii) was known to Employee prior to Employee’s association with Company and can be so proven by documentation; (iii) reflects information and data generally known to the industries or trades in which Company operates.

Employee	Company
8/16/2021	8/26/2021

1.3

Employee recognizes that Company has received, and will receive, confidential or proprietary information from third parties subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. In connection with such duties, such information shall be deemed Proprietary Information hereunder, mutatis mutandis

1.4

Employee agrees and declares that all Proprietary Information, patents, trademarks, copyrights and other rights in connection therewith shall be the sole property of Company and its assigns. At all times, both during Employee’s engagement by Company and after its termination, Employee will keep in confidence and trust all Proprietary Information and will not use or disclose any Proprietary Information or anything relating to it without the written consent of Company except as may be necessary in the ordinary course of performing Employee’s’ duties hereunder or by applicable law.

1.5

Upon termination of Employee’s engagement by Company, Employee will promptly deliver to Company all documents and materials of any nature pertaining to Employee’s work with Company and will not take with Employee any documents or materials or copies thereof containing any Proprietary Information. Additionally, Employee shall furnish Company with written confirmation of return of all Confidential Information to Company

1.6	This §1 shall remain in full force and effect even after the termination of Employee’s engagement with Company or the termination or expiration of the Agreement.

Employee	Company
8/16/2021	8/26/2021

2.	Disclosure and Assignment of Inventions

2.1

From and after the date Employee first became engaged with Company, Employee undertakes and covenants that Employee will promptly disclose in confidence to Company any and all inventions, improvements, designs, concepts, techniques, methods, systems, processes, know how, computer software programs, databases, mask works and Proprietary Information of any kind whatsoever, whether or not patentable, copyrightable or protectable as trade secrets, that are made or conceived or first reduced to practice or created by Employee, either alone or jointly with others, during the period of Employee’s engagement and relating to the Company’s business (“Inventions”).

2.2

To the extent permitted by law, Employee further agrees that all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of Company, (b) result from work performed by Employee for Company, or (c) relate to Company’s business (covert track and trace marking, reading and retaining and transferring data using blockchain technology) or current or anticipated fields in which Company invested resources during the employment of Employee; are and will be the sole and exclusive property of Company (“Company Inventions”).

2.3

Employee hereby irrevocably: (i) assigns to Company, whenever and in perpetuity, any right, title and interest, whether now existing or later arising, that Employee may have in or to all worldwide patents, patent applications, copyrights, mask works, Proprietary Information and other intellectual property rights in any Company Invention, and any and all moral rights that Employee may have in or with respect to any Company Invention and grants Company the right and power, in Employee’s name and on Employee’s behalf, as Employee’s attorney-in-fact (which shall survive Employee’s death or disability) to sign any instrument necessary to effect such assignment, which power is coupled with an interest of Company; provided that Company has furnished Employee (or his heirs or those

Employee	Company
8/16/2021	8/26/2021

coming in his place and stead) with a 30-day advance written notice of its intent to so exercise its right and power as Employee’s attorney-in-fact (ii) waives and agrees not to enforce any right that Employee may now have or later acquire limiting Company’s ability to own or exploit Company Inventions; and (iii) agrees, to take any lawful action, which Company requests, and at Company’s expense, to vest or protect Company’s right, title and interest in and to any Company Invention in any and all countries.

2.4

This Agreement shall apply notwithstanding the provision or non-provision of any notice of an invention and/or company response to any such notice, under law including under Section 132(b) of the Israeli Patent Law, 1967 (“Patents Law”). This Agreement is expressly intended to be an agreement with regard to the terms and conditions of consideration in accordance with the law including Section 134 of the Patent Law. The Employee acknowledges and agrees that it will not be entitled to additional royalties, consideration or other payments with regard to any Company Inventions or any of the intellectual property rights set forth herein, including any commercialization of such, and does hereby explicitly, irrevocably and unconditionally waive the right to receive any such additional royalties, consideration or other payments. Without derogating from the aforesaid, Employee’s level of compensation and consideration has been established based upon the aforementioned waiver of rights to receive any such additional royalties, consideration or other payments, and Employee’s compensation as supplier of services to Company includes full and final compensation and consideration to which Employee may be entitled under any law with respect to any Inventions or any of the intellectual property rights set forth herein.

Employee	Company
8/16/2021	8/26/2021

3.	Non-Competition, Non Interference, and Non-Solicitation of Customers; Corporate Opportunity

3.1

While engaged by Company and for a period of 12 months thereafter (Regardless of the reason of the termination of Employee’s engagement with Company), directly or indirectly, whether alone or as a partner, officer of Company, director, proxy or shareholder of any entity, Employee:

3.1.1

shall not, work for or promote the interest of a competitor of Company; shall not engage with any business activity in Israel or in other place that compete with Company activities (In this article Company also refers to Parent, sister or daughter company) or any activity that was planned, financed by Company at any stage of the engagement. Notwithstanding the previous sentence, Employee is not restricted from holding shares of a public company as long as the Employee is not interested party (as defined in the Securities Law - 1968) of such public company or fulfilling any active part at the said public company;

3.1.2

shall not solicit, induce, recruit or encourage any of Company’s employees to leave their employment, or acts in a manner that might cause some employees now work for any third party in any activity that may cause the employee to breach any agreement with Company;

Employee	Company
8/16/2021	8/26/2021

3.1.3	Shall not solicit, seduce, or persuade a customer or supplier of Company: 1) to be a customer or supplier of a competitor; or 2) to terminate the relationship with Company; and

3.1.4	In addition, Employee will not assist any person to act as described in sections 3.1.1 to 3.1.3 above.

3.2

During the term of engagement with Company, and for a period of two years immediately following the termination or expiration of the Employee’s engagement with Company for any reason, whether with or without cause, Employee shall not, either directly or indirectly:

3.2.1

take any action, including, without limitation, the making of disparaging statements concerning Company or its officers, directors or employees, that is reasonably likely to damage any relationship between Company and any of its officers, directors, employees, agents, independent contractors, suppliers, clients and customers or damage the share price of Company;

3.2.2	Interfere with the relationship between Company and any of its employees, agents, independent contractors, suppliers, clients and customers;

3.2.3

Interfere or attempt to interfere with any transaction with which company was, is or intends to be involved, including by approaching any of the directors, company secretary, chairman or other officers without prior written authorization of the CEO.

Employee	Company
8/16/2021	8/26/2021

3.3

During the term of engagement, Employee shall promptly bring to the attention of Company any Corporate Opportunity (as defined below) and shall refrain from pursuing such Corporate Opportunity for Employee’s personal gain or the gain of a third party. In this §3.2 any prospect, endeavor or opportunity for commercial development that relates directly to Company’s Business shall be deemed a “Corporate Opportunity”.

3.4	Employee shall immediately inform Company of any transactions or other matters that may in any way raise a conflict of interest between Employee and Company.

Employee	Company
8/16/2021	8/26/2021

Annex C— Current/ Prior Inventions

Annex C dated 15 August, 2021, to that certain agreement (“Agreement”) entered into as of the date executed, (but with an effective date of 01 June, 2021), by and between Security Matters Ltd., Israeli company number 51-512577-1 of Ketura, Israel (“Company”) and Haggai Alon, Israeli ID number 025599838 of Naan, Israel (“Employee”).

1.

I, the undersigned, represent and warrant that except as specifically set forth herein below, as of the day of my first engagement with the Company, I have not, in any time in the past made, alone or jointly with others, conceived, reduced to practice or created any Inventions related in any way, directly or indirectly, to the field of business of the Company, or to current or anticipated research and development, and have no rights, as coinventor or otherwise, in any such Inventions:

THERE ARE NONE.

THERE ARE THE FOLLOWING (STATE ANY AND ALL INVENTIONS).

2.

IF EMPLOYEE EXECUTES THIS ANNEX BUT REFRAINS FROM MARKING EITHER OF THE BOXES ABOVE, EMPLOYEE SHALL BE DEEMED TO HAVE MARKED THE BOX LABELLED “THERE ARE NONE”, WHICH MEANS EMPLOYEE HAS NOT MADE, CONCEIVED, REDUCED TO PRACTICE OR CREATED ANY INVENTIONS AS DESCRIBED ABOVE.

Employee	Company
8/16/2021	8/26/2021

3.

To the extent that any inventions are listed above, as well as with respect to any future and related developments and improvements thereto, whether or not patentable or registrable, copyrightable or protectable as trade secrets (collectively, “Employee Inventions”):

3.1

Employee shall not use any Employee Inventions in the performance of any tasks as an employee of the Company, and I shall not disclose any proprietary information related to the Employee Inventions to any Company personnel (managers, employees, consultants, etc.).

3.2

Notwithstanding the aforesaid, to the extent that any Employee Inventions are found to have been incorporated into, included in or otherwise used in conjunction or in connection with any Company intellectual property, and specifically any Company Inventions, or to the extent that any Company intellectual property, and specifically any Company Inventions, are found to be based or relying on any Employee Inventions or making use thereof in any manner, Employee hereby irrevocably grant the Company and its assignees a worldwide, irrevocable, transferable, free of any charge or royalties, license and right to use the Employee Inventions to such extent. Employee hereby agree and undertake not to raise any claims against the Company or its assignees with respect to any such use of Employee Inventions, entitlement to any compensation or consideration, or any “Moral Rights” in such Employee Inventions (“Moral Rights” mean any rights under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right”).

Employee

Employee	Company
8/16/2021	8/26/2021

Employee

03.21 8

תקנון לפי סעיף 7(ד)(2) לחוק למניעת הטרדה מינית, תשנ"ח–1998

הטרדה מינית והתנכלות על רקע מיני פוגעות בכבוד האדם, בחירותו, בפרטיותו, ובשוויון בין המינים; אלה גם מעשים פליליים ועילה לתביעה בנזיקין, החל בכניסתו לתוקף של חוק למניעת הטרדה מינית, תשנ"ח–1998, ביום כ"ט באלול תשנ"ח (20 בספטמבר 1998).

הטרדה מינית והתנכלות פוגעות ביחסי העבודה, ועומדות בניגוד למדיניות המעביד, והוא לא ישלים עמן.

תקנון זה נועד להבהיר את עיקרי הוראות החוק ותקנות למניעת הטרדה מינית (חובות מעביד), תשנ"ח–1998. במקרה של סתירה בין תקנון זה לבין החוק והתקנות על פיו, החוק והתקנות הם הקובעים, וניתן לעיין בהם, כאמור בסעיף 11 לתקנון זה.

מה יש בתקנון זה?

חלק	סעיפים	
א'	1—4	מהו הטרדה מינית והתנכלות ("מסגרת יחסי עבודה")
ב'	5—6	התוצאות של הטרדה מינית והתנכלות (עבירה פלילית, עילה לתביעה בנזיקין)
ג'	7—8	מדיניות המעביד ואחריותו
ד'	9—11	מניעת הטרדה מינית והתנכלות
ה'	12	מה לעשות אם הוטרדת מינית או אם התנכלו לך?
ו'	13—18	הליך תלונה אצל מעביד וטיפול באחריות מעביד
ז'	19—21	שונות: עובד קבלן כוח אדם המועסק אצל אדם אחר (סעיף 19); מעביד המעסיק 25 עובדים או פחות (סעיף 20); עיקר ההוראות המשמעותיות לענין הטרדה מינית והתנכלות (סעיף 21).

חלק א': מהן הטרדה מינית והתנכלות?

1. מהי הטרדה מינית?

(א) אם כי ברוב המקרים הטרדה מינית נעשית על ידי גבר כלפי אישה, הטרדה מינית יכולה להיעשות הן על ידי גבר והן על ידי אישה, כלפי גבר או אישה; והחוק מכסה את כל האפשרויות האלה.

(ב) על פי חוק למניעת הטרדה מינית, תשנ"ח–1998, הטרדה מינית היא אחת מחמש צורות התנהגות אסורות, ואלה הן:

(1) סחיטת אדם לביצוע מעשה בעל אופי מיני.

לדוגמה: מעביד המאיים לפטר עובדת אם היא תסרב לקיים אתו יחסי מין.

(2) מעשה מגונה.

לדוגמה: עובד או ממונה הנוגע מעובדת לשם גירוי מיני או החושף את עצמו בפניה, בלא הסכמתה.

(3) הצעות חוזרות בעלות אופי מיני אף שהאדם שאליו מופנות ההצעות הראה שאינו מעוניין בהן.

ואולם אין צורך להראות אי הסכמה במקרים האלה:

I — ניצול של יחסי מרות בעבודה.

לדוגמה: מנהל המנצל יחסי מרות כלפי מזכירתו.

II — ניצול של יחסי מרות, תלות, חינוך או טיפול בקטין, בחסר ישע[2] או במטופל.

לדוגמה: עובד המנצל יחסי מרות או חינוך כלפי חניך; עובד במעון המנצל יחסי תלות של מטופל.

(4) התייחסויות חוזרות למיניותו של אדם, אף שהאדם שאליו מופנות ההתייחסויות הראה שאינו מעוניין בהן.

לדוגמה: התייחסות חוזרת לפן המיני במראהו של אדם, למרות הבהרותיו שהדבר מפריע לו.

ואולם אין צורך להראות אי הסכמה במקרים שסוינו בפסקה (3) לעיל.

(5) התייחסות מבזה או משפילה למינו או לנטייתו המינית של אדם, בין אם הוא הראה שהדבר מפריע לו ובין אם לאו.

(ג) אי הסכמה

(1) ככלל אדם צריך להראות שהוא אינו מסכים למעשה של הטרדה מינית; חובה זו אינה חלה לגבי אלה:

I — סחיטה (פסקה (ב)(1) לעיל);

II — התייחסות מבזה או משפילה (פסקה (ב)(5) לעיל);

III — ניצול של יחסי מרות בעבודה בין המטריד לבין המוטרד (לגבי המעשים בפסקאות (ב)(3) ו-(4) לעיל);

IV — ניצול יחסי מרות, תלות חינוך או טיפול — של קטין, חסר ישע (לגבי מעשים בפסקאות (ב)(3) ו-(4) לעיל);

V — ניצול תלות, במסגרת טיפול נפשי או רפואי — של המטופל במטפל (לגבי מעשים בפסקאות (ב)(3) ו-(4) לעיל).

(2) אי הסכמה מראים בין במילים ובין בהתנהגות שאינן משתמעות לשתי פנים.

2. מה אינו הטרדה?

למרות ניסיון המחוקק להגדיר בצורה מפורטת מהי הטרדה מינית, מטבען של ההגדרות שתמיד ייוותר תחום אפור. לדוגמה, קשה להגדיר מראש כל מה שייחשב להתייחסות "מבזה" או "משפילה" ביחס למינו או למיניותו של אדם. עם זאת, האיסור על הטרדה מינית אינו איסור על חיזורים הנעשים ברוח טובה ובהסכמה הדדית.

3. מהי התנכלות?

(א) על פי חוק למניעת הטרדה מינית, וחוק שוויון ההזדמנויות בעבודה, תשמ"ח–1988, התנכלות היא כל אחד מאלה, אם המעשה מתבצע במסגרת יחסי עבודה:[3]

(1) מעביד או ממונה מטעמו פוגע בעובד או בדורש עבודה — כאשר מקור הפגיעה הוא הטרדה מינית.

ואולם לגבי הטרדה מינית מהסוג של הצעות חוזרות בעלות אופי מיני והתייחסויות חוזרות למיניותו של אדם, די שמקור הפגיעה יהיה הצעה אחת בלבד או התייחסות אחת בלבד.

דוגמאות:

ממונה המונע את קידומה של עובדת עקב סירובה להצעתו החד-פעמית למגע מיני;

מעביד המפטר עובדת עקב סירובה להצעתו החד-פעמית למגע מיני.

(2) מעביד או ממונה מטעמו פוגע בעובד או בדורש עבודה — כאשר מקור הפגיעה הוא תלונה על התנכלות כאמור בסעיף זה או תביעה משפטית בשל התנכלות כאמור.

(3) מעביד או ממונה מטעמו פוגע בעובד או בדורש עבודה — כאשר מקור הפגיעה הוא סיוע של עובד לעובד אחר בקשר לתלונה או תביעה משפטית על התנכלות כאמור בסעיף זה.

לדוגמה: עובדת מסרה עדות בקשר להתנכלות כלפי עובד אחר; המעביד או הממונה מרעים את תנאי העבודה שלה בשל כך.

(ב) הגנת תלונת שווא/ תביעת שווא

במשפט על התנכלות כאמור בפסקה (א)(2) או (3) — יוכלו המעביד והממונה לטעון להגנתם כי העובד או דורש העבודה ידע כי התביעה או התלונה הוגשו על סמך פרטים שאינם נכונים.

4. מהי "מסגרת יחסי עבודה"?

---

[2] המונח "חסר ישע" מוגדר בחוק למניעת הטרדה מינית בדרך של הפניה לסעיף 368א לחוק העונשין, תשל"ז–1977. בסעיף זה, "חסר ישע" מוגדר כדלקמן: "מי שמחמת גילו, מחלתו או מוגבלותו הגופנית או הנפשית, ליקויו השכלי או מכל סיבה אחרת, אינו יכול לדאוג לצורכי מחייתו, לבריאותו או לשלומו".

[3] המונח בסעיף 7 לחוק שוויון ההזדמנויות בעבודה הוא "פגיעה על רקע הטרדה מינית". מאחר שפגיעה על רקע הטרדה מינית היא סוג של "התנכלות", תקנון זה מתייחס גם להתנהגות האסורה על פי סעיף 7 האמור כ"התנכלות".

1

Employee

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על פי חוק למניעת הטרדה מינית, הטרדה מינית או התנכלות ב״מסגרת יחסי עבודה״ מתקיימות בכל אחת מ-4 נסיבות אלה:

(1) במקום העבודה;

(2) במקום אחר שבו מתנהלת פעילות מטעם המעביד;

דוגמאות:

אולם שבו מציגים המעביד ועובדיו תערוכה של מוצרי המעביד;

מכון להכשרה או להשתלמות שבו מתקיים קורס מטעם המעביד;

מסעדה שבה מתקיימת מסיבה מטעם המעביד לעובדיו.

(3) תוך כדי עבודה;

לדוגמה: נסיעה הנעשית בזמן העבודה במסגרת העבודה, כגון לשם ישיבת עבודה מחוץ למקום העבודה.

(4) תוך ניצול מרות ביחסי העבודה בכל מקום שהוא (כגון בביתו של ממונה).

חלק ב׳: התוצאות של הטרדה מינית והתנכלות

5. הטרדה מינית והתנכלות הן בלתי חוקיות

(א) הטרדה מינית והתנכלות על רקע מיני מהוות התנהגות בלתי חוקית הפוגעת בכבוד האדם, בחירותו, בפרטיותו, ובשוויון בין המינים.

(ב) הטרדה מינית והתנכלות מהוות (על פי חוק למניעת הטרדה מינית, ולענין התנכלות — גם על פי חוק שוויון ההזדמנויות בעבודה, תשמ״ח–1998)

—

(1) עבירה פלילית, היכולה לגרום למאסרו של המטריד או המתנכל או לחייבו בקנס;

(2) עוולה אזרחית, שבגינה ניתן להגיש תביעה משפטית; בתביעה כזו ניתן לתבוע פיצויי כספי וסעדים אחרים, קבועים או זמניים, מהמטריד, מהמתנכל, ובמקרים מסוימים — מהמעביד של אלה.

6. הטרדה מינית והתנכלות מהוות עבירות משמעת

הטרדה מינית והתנכלות מהוות עבירות משמעת, שעליה יכול המטריד או המתנכל להתחייב בעונש משמעתי.

חלק ג׳: מדיניות המעביד ואחריותו

7. הטרדה מינית והתנכלות נוגדות את מדיניות המעביד

הטרדה מינית והתנכלות מנוגעות ביחסי העבודה, ועומדות בניגוד למדיניות המעביד, והוא לא ישלים עמן.

8. אחריות המעביד

(א) נוסף על איסור החל על המעביד, מעל כל אדם, להטריד ולהתנכל, החוק מטיל עליו אחריות מיוחדת על מעשיהם של עובדיו ושל ממונים מטעמו, במסגרת יחסי עבודה; מעביד צריך לנקוט אמצעים סבירים, כמפורט בתקנון זה, משלושה סוגים:

(1) מניעת הטרדה מינית והתנכלות (ר׳ חלק ד׳);

(2) טיפול ביעילות בהטרדה מינית או בהתנכלות שידע עליהן (ר׳ חלק ו׳).

(3) תיקון הפגיעה עקב הטרדה מינית או התנכלות, או עקב הגשת תלונה או תביעה על אלה (ר׳ חלק ו׳).

(ב) לפי החוק, מעביד שלא נקט אמצעים כאמור בסעיף זה יהיה אחראי להטרדה מינית או להתנכלות שביצע עובד שלו או ממונה מטעמו במסגרת יחסי העבודה, וניתן לתבוע את המעביד בתביעה אזרחית בשל כך.

חלק ד׳: מניעת הטרדה מינית והתנכלות

9. צעדי מנע

(א) המעביד דורש מכל ממונה מטעמו ומכל עובד, להימנע ממעשים של הטרדה מינית והתנכלות במסגרת יחסי עבודה ולעשות כל שביכולתו כדי למנוע מעשים כאמור, והכל כדי ליצור, יחד עם המעביד, סביבת עבודה בלא הטרדה מינית והתנכלות.

(ב) המעביד דורש מכל ממונה מטעמו ליטול חלק פעיל ומוביל במניעת הטרדה מינית והתנכלות במסגרת יחסי עבודה.

(ג) פעולות הסברה והדרכה: המעביד דורש מכל ממונה ומכל עובד להשתתף בפעולות הדרכה והסברה הנעשות מטעמו בדבר איסור הטרדה מינית והתנכלות ומניעתן; לחלופין המעביד מאפשר לעובדיו להשתתף במשך שעות העבודה בפעולות כאמור, המאורגנות, בפרקי זמן סבירים, על ידי גורמים אחרים, כמו ארגון עובדים יציג או ארגוני נשים, ובלבד שאין בכך כדי לפגוע במהלך התקין של העבודה.

10. שיתוף פעולה עם נציגות העובדים

המעביד משתף פעולה עם ארגון העובדים במקום העבודה, בפעולות הסברה והדרכה בדבר איסור הטרדה מינית והתנכלות ומניעתן.

ארגון העובדים הנוגע לענין במקום עבודה זה הוא:

11. קבלת מידע, וממי

(א) עובד זכאי

(1) בהתאם לתקנות לעיין בכל אחד מאלה ולקבל צילומים מהם

— חוק למניעת הטרדה מינית, תשנ״ח–1998;

— תקנות למניעת הטרדה מינית (חובות מעביד), תשנ״ח–1998;

— הוראות משמעת של מקום העבודה לענין הטרדה מינית והתנכלות.

(2) לקבל מידע על פעולות הסברה והדרכה של המעביד בדבר איסור הטרדה מינית והתנכלות ומניעתן.

(ב) עובד יוכל לדרוש קבלת חומר ומידע כאמור מהאחראי/ת לענין זה, שהיא/הוא:

עו״ד שירה מורת, טלפון 0732-073226

חלק ה׳: מה לעשות אם הוטרדת מינית או אם התנכלו לך!

12. (א)אם אדם סבור שהטרידו אותו מינית או שהתנכלו לו, פתוחות לפניו שלוש אפשרויות לפי החוק:

(1) טיפול באחריות המעביד: אם ההטרדה או ההתנכלות התבצעה ״במסגרת יחסי עבודה״, הנפגע יכול להגיש תלונה במקום העבודה; הפרוצדורה לענין זה מפורטת בחלק ו׳.

(2) הליך פלילי: הנפגע יכול להגיש תלונה במשטרה.

(3) הליך אזרחי: הנפגע יכול להגיש, בתוך שלוש שנים, תביעה בבית המשפט (בדרך כלל בבית הדין האזורי לעבודה) נגד

— המטריד או המתנכל בעצמו;

— ואם הוא טוען שהמעביד אחראי, גם המעביד (ר׳ סעיף 8 לענין אחריות המעביד).

(ב) מה הקשר בין ההליכים השונים המפורטים לעיל?

(1) נפגע מהטרדה מינית או התנכלות יכול לבחור אם ליזום אחד או יותר מההליכים האמורים.

(2) המעביד יכול להחליט איך ישפיעו הליכים פליליים או אזרחיים על אופן הטיפול שבאחריותו (פירוט לענין זה נמצא בחלק ו׳, סעיף 18(ד)).

חלק ו׳: הליך תלונה אצל מעביד וטיפול באחריות מעביד

13. מי יכול להגיש תלונה, ובאילו נסיבות?

התלונה יכולה להיות מוגשת על ידי אחד מאלה:

(1) עובד שטוען כי מעביד, ממונה או עובד אחר הטריד אותו מינית או התנכל לו, במסגרת יחסי עבודה;

(2) אדם אחר שטוען כי עובד של המעביד או ממונה מטעמו הטריד אותו מינית או התנכל לו, במסגרת יחסי עבודה;

(3) אחר מטעמו של אדם כאמור בפסקה (1) או (2) — במקרה כזה מוצע להביא ראיה על כך שאותו אדם מסכים להגשת התלונה (למשל, מכתב חתום בידי אותו אדם).

14. בפני מי מתלוננים?

(א) תלונה יש להגיש לאחראי כאמור בסעיף 11(ב) לעיל.

(ב) אם האחראי הוא האדם שמתלוננים עליו (״הנילון״) או שהוא בעל נגיעה אישית לנושא התלונה או למעורבים בה, תוגש התלונה לממלא מקומו של האחראי, לאחראי אחר, ובהעדרם — למעביד. (אם הגיש את התלונה למעביד כאמור, המעביד יפעל על פי הוראות חלק זה כפי שאמור לפעול אחראי).

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(ג) אם הנילון היה עובד של קבלן כוח אדם המועסק בפועל אצל המעביד —
(1) תוגש התלונה לאחראי מטעם הקבלן או לאחראי מטעם המעביד;
(2) אם הוגשה התלונה לאחראי מטעם הקבלן, אותו אחראי רשאי להעביר את הטיפול בבירור התלונה לאחראי מטעם המעביד, ואם הועבר הטיפול כאמור — האחראי מטעם הקבלן יודיע על כך למתלונן.

.15 תוכן התלונה
התלונה תכלול את תיאור המקרה, לרבות:
(1) פירוט זהות המעורבים במקרה ועדים, אם ישנם;
(2) מקום האירוע;
(3) במקרה שנטען כי בוצע מעשה של הטרדה מינית — אחד מאלה:
א. האם המוטרד הראה למטריד שההתנהגות מפריעה לו;
ב. האם יש בין המטריד למוטרד יחסי תלות, מרות וכד'.

.16 אופן הגשת התלונה
(א) ניתן להגיש תלונה בכתב או בעל פה.
(ב) הוגשה תלונה בעל פה —
(1) ירשום האחראי את תוכן התלונה;
(2) המתלונן או מי שמגיש את התלונה מטעמו יחתום על הרישום של האחראי כדי לאשר את תוכן הדברים;
(3) האחראי ימסור למתלונן עותק מהרישום החתום.

.17 בירור התלונה
(א) התקבלה תלונה, האחראי —
(1) יידע את המתלונן באשר לדרכי הטיפול בהטרדה מינית או התנכלות לפי החוק (חלק ה', סעיף 12 לעיל);
(2) יפעל לבירור התלונה ולצורך כך, בין היתר, ישמע את המתלונן, את הנילון ועדים, אם ישנם, ויבדוק כל מידע שהגיע אליו בעניין התלונה.
(ב) אחראי לא יטפל בבירור תלונה אם הוא בעל נגיעה אישית לנושא התלונה או למעורבים בה.
(ג) אחראי שהוא בעל נגיעה אישית כאמור יעביר את הבירור לאחראי אחר או למי שהתמנה על ידי המעביד למלא מקומו, ובהעדר אחד מאלה — למעביד; אם האחראי העביר את הטיפול למעביד כאמור, יפעל המעביד כפי שאמור לפעול אחראי בבירור תלונה, על פי סעיף זה.
(ד) בירור התלונה ייעשה ביעילות ובלא דיחוי.
(ה) בירור תלונה ייעשה תוך הגנה מרבית על כבודם ופרטיותם של המתלונן, הנילון ועדים אחרים, ובין היתר —
(1) לא יגלה אחראי מידע שהגיע אליו במהלך בירור התלונה אלא אם כן הוא חייב לעשות כן לשם הבירור עצמו או על פי דין;
(2) לא ישאל אחראי שאלות בקשר לעבר המיני של מתלונן שאינו קשור לנילון, ולא יתייחס למידע על עברו המיני של המתלונן כאמור; האמור בפסקה זו לא יחול אם האחראי סבור שאם לא ישאל שאלות או יתייחס כאמור, ייגרם עוול בלתי ניתן לתיקון לנילון.
(ו) מעביד יגן על המתלונן, במהלך בירור התלונה, מפני פגיעה בענייני עבודה כתוצאה מהגשת התלונה או מפני פגיעה אחרת במסגרת יחסי עבודה שיש בה כדי לשבש את בירור התלונה; בין היתר יפעל המעביד להרחקת הנילון מהמתלונן, ככל שניתן, וככל שנראה לו נכון בנסיבות העניין.
(ז) בתום בירור התלונה יגיש האחראי למעביד, ללא דיחוי, סיכום בכתב של בירור התלונה בליווי המלצותיו המנומקות לגבי המשך הטיפול בה, לרבות לעניין כל אחד מהעניינים המפורטים בסעיף 18(א) ו-(ד).
(ח) היה הנילון עובד של קבלן כוח אדם המועסק בפועל אצל המעביד, יגיש האחראי את סיכומו לקבלן ולמעביד.
(ט) נודע למעביד על מקרה של הטרדה מינית או התנכלות במסגרת יחסי עבודה, ולא הוגשה תלונה או שהמתלונן חזר בו מתלונתו, יעביר את המקרה לבירור של אחראי; הועבר מקרה כאמור לבירור של אחראי או נודע לאחראי על מקרה כאמור, יקיים האחראי, ככל שניתן, בירור על אודות המקרה לפי סעיף זה, בשינויים המחויבים, ואם המתלונן חזר בו מתלונתו, יברר גם את סיבת החזרה מהתלונה.

.18 טיפול המעביד במקרה של הטרדה מינית או התנכלות
(א) קיבל מעביד את סיכומו והמלצותיו של האחראי לפי סעיף 17(ז), יחליט, בלא דיחוי ובתוך תקופה שלא תעלה על 7 ימי עבודה, על הפעלת הסמכויות שבידיו לגבי כל אחד מאלה:
המונח 9 "ענייני עבודה" מוגדר בתקנות, ולפי ההגדרה בתקנות, כל אלה הם "ענייני עבודה": קבלה לעבודה, תנאי עבודה, לרבות התנאים הפיסיים והסביבתיים הקשורים למסגרת יחסי עבודה ולרבות שכר או גמול אחר שנותן מעביד לעובד או עבור בקשר לעבודתו, קידום בעבודה, הכשרה או השתלמות מקצועית, פיטורים, פיצויי פיטורים, הטבות ותשלומים הניתנים לעובד בקשר לפרישה מעבודה.
(1) מתן הוראות לעובדים המעורבים במקרה, לרבות בדבר כללי התנהגות ראויים במסגרת יחסי עבודה והרחקת הנילון מהמתלונן, וכן נקיטת צעדים בענייני עבודה, והכל כדי למנוע את הישנות המעשה של הטרדה מינית או התנכלות, או כדי לתקן את הפגיעה שנגרמה למתלונן עקב ההטרדה או ההתנכלות;
(2) פתיחה בהליכים משמעתיים לפי הוראות הסדר המשמעת החלות אצל המעביד לעניין הטרדה מינית או התנכלות;
(3) אי נקיטת צעד כלשהו.
(ב) המעביד יפעל ללא דיחוי לביצוע החלטתו לפי סעיף קטן (א) וימסור הודעה מנומקת בכתב על החלטתו למתלונן, לנילון ולאחראי; כן יאפשר המעביד למתלונן ולנילון לעיין בסיכום האחראי ובהמלצותיו.
(ג) המעביד רשאי, עקב שינוי בנסיבות, לשנות את החלטתו לפי סעיף קטן (א) או לעכב את ביצועה וימסור הודעה מנומקת על כך בכתב למתלונן, לנילון ולאחראי.
(ד) על אף האמור בסעיף זה, רשאי מעביד לדחות את החלטתו, לעכב את ביצועה או לשנותה, בשל הליכים משמעתיים או משפטיים הנוגעים למקרה נשוא ההחלטה; עשה כן המעביד —
(1) ימסור הודעה מנומקת בכתב על כך למתלונן, לנילון ולאחראי;
(2) כל עוד לא הסתיימו ההליכים כאמור, יפעל המעביד לפי הוראות סעיף 17(ו);
(3) בתום ההליכים יקבל המעביד החלטה לפי סעיף קטן(א).
(ה) היה הנילון עובד של קבלן כוח אדם המועסק בפועל אצל המעביד, רשאים המעביד והקבלן להסכים בשאלה מי מביניהם יבצע את הוראות סעיף זה, כולן או חלקן.

חלק ד': שונות

.19 עובד של קבלן כוח אדם המועסק בפועל אצל המעביד
(א) לפי החוק והתקנות, במקרה שעובד של קבלן כוח אדם מועסק בפועל אצל המעביד (מעסיק בפועל)
(1) כל מה שנאמר בתקנון זה לגבי "עובד" כולל גם אותו עובד של קבלן כוח אדם;
(2) כל מה שנאמר בתקנון זה לגבי "מעביד" כולל גם אותו מעסיק בפועל.
לכן, מעסיק בפועל נושא באותה אחריות שנושא מעביד רגיל (ר' סעיף 8 לעיל) בגין הטרדה מינית והתנכלות שמבצע עובד קבלן כוח אדם המועסק אצלו.
(ב) הוראות מיוחדות מצויות בסעיפים 14(ג), 17(ח) ו-18(ה) לתקנון זה.

.20 מעסיקים של 25 עובדים או פחות
(א) לפי התקנות, מעביד המעסיק 25 עובדים או פחות, המוסר עותק של התקנון לדוגמה לעובדיו ולממונים מטעמו או מפרסם אותו במקום בולט לעין שבשליטתו, יוצא ידי חובותיו —
(1) ליידע את עובדיו והממונים מטעמו באשר להוראות החוק והתקנות;
(2) לדרוש מעובדיו ומהממונים להימנע מהטרדה מינית והתנכלות ולדרוש מהם למנוע מעשים אלה.
הערה: מעביד המעסיק 25 עובדים או פחות אינו חייב למסור או לפרסם את התקנון לדוגמה כאמור — הוא יכול לבחור לבצע את חובותיו

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